UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2019, Sorrento Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), relating to a firm commitment underwritten public offering (the “Offering”) of 8,333,334 shares of the Company’s common stock (“Common Stock”), Series A warrants to purchase up to an aggregate of 8,333,334 shares of Common Stock (the “Series A Warrants”), Series B warrants to purchase up to an aggregate of 8,333,334 shares of Common Stock (the “Series B Warrants”) and Series C warrants to purchase up to an aggregate of 8,333,334 shares of Common Stock (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”). The public offering price is $3.00 per share of Common Stock and accompanying Series A, Series B and Series C Warrant and the Underwriters have agreed to purchase the Common Stock and accompanying Series A, Series B and Series C Warrants pursuant to the Underwriting Agreement at a price of $2.82 per share and accompanying Series A, Series B and Series C Warrant. The Series A Warrants will be exercisable six months from the date of issuance, will expire on the 10-year anniversary of the date of issuance and will have an exercise price of $3.75. The Series B warrants will be exercisable commencing on the date of issuance, will expire on the date that is nine months from the date of issuance and will have an exercise price of $3.00 per share. The Series C Warrants will be exercisable six months from the date of issuance and only to the extent and in proportion to a holder of the Series C warrants exercising its Series B Warrants, will expire on the 10-year anniversary of the date of issuance and will have an exercise price of $3.75 per share. The exercise prices of the Warrants are subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Common Stock. In the event of a fundamental transaction, as described in the Warrants, the holders of the Warrants shall have the right to exercise the Series A Warrants, Series B Warrants and/or Series C Warrants and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of Common Stock issuable upon the exercise of the Series A Warrants, Series B Warrants and/or Series C Warrants. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Warrants, a holder of Series A Warrants and/or Series C Warrants will have the right to require the Company to repurchase the unexercised portion of their Series A Warrants and/or Series C Warrants at their respective fair values using the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, the holder of Series A Warrants and/or Series C Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of their Series A Warrants and/or Series C Warrants for the same consideration paid to the holders of Common Stock in the fundamental transaction at the respective unexercised warrants’ fair value using the Black Scholes option pricing formula.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 1,250,000 shares of Common Stock (“Additional Shares”) and/or 1,250,000 combinations of Warrants (comprised of an aggregate of 1,250,000 Series A Warrants, 1,250,000 Series B Warrants and 1,250,000 Series C Warrants) (“Warrant Combinations”), at the public offering price of $2.99 per Additional Share and the public offering price per Warrant Combination of $0.01, less underwriting discounts and commissions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-221443), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 6, 2017, a base prospectus dated December 6, 2017 and a prospectus supplement dated June 28, 2019.

Gross proceeds from the Offering are expected to be approximately $25.0 million (excluding any sale of Additional Shares or Warrant Combinations and excluding any proceeds from the exercise of any Warrants), before deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Common Stock and the Warrants, and the closing of the Offering, is expected to take place on or about July 2, 2019, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit, without the prior written consent of the Representative, the sale, transfer or other disposition of securities of the Company prior to September 26, 2019.

The foregoing descriptions of the Underwriting Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Underwriting Agreement, Form of Series A Warrant, Form of Series B Warrant and Form of Series C Warrant, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K. A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock and Warrants to be issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On June 28, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of June 28, 2019, by and between Sorrento Therapeutics, Inc. and JMP Securities LLC, as representative of the underwriters named therein.
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
4.3	Form of Series C Warrant.
5.1	Opinion of Paul Hastings LLP.
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).
99.1	Press Release, dated June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: June 28, 2019	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer